Exhibit 10.2

SECURITY AGREEMENT

Part I. Preamble

Section 1.01. Security Agreement. This Security Agreement (the "Agreement"), dated as of the latest execution date inserted below, is by and between TOR MINERALS INTERNATIONAL, INC., a Delaware corporation (the "Debtor") and PAULSON RANCH, LTD. (the "Secured Party").

Part II. Security Interest

Section 2.01. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in the Collateral described in Part III below to secure performance and payment of all obligations and indebtedness of the Debtor to Secured Party arising under or pursuant to $600,000.00 Promissory Note, whether joint or several, whether absolute or contingent, whether due or to become due, whether arising prior to, contemporaneous with, or after this Agreement, and whether evidenced by or accruing under this Agreement, and all renewals, modifications, extensions, increases and rearrangements thereof or of any part thereof, (herein collectively referred to as the "Indebtedness").

Section 2.02. Continuing Force of Security Interest. The security interests governed by this Agreement shall secure future replacements of the debenture as reflected in the debenture.

Section 2.03. Lien Priority on Collateral. The liens on the assets of Debtor shall be senior to the liens securing approximately $2,450,000 in Debentures issued by Debtor on or about of the date of this agreement.

Part III. Collateral

Section 3.01. Collateral. To secure the payment when due of any and all Indebtedness, Debtor hereby grants to the Secured Party a security interest in and to all assets of Debtor, whether now owned by Debtor or hereafter acquired, whether now existing, or whether arising or created hereafter (herein collectively referred to as the "Collateral") including but not limited to the following:

(1) All goods, equipment, machinery, furnishings, furniture, appliances, accessories, leasehold improvements, chattels, tools, parts, inventory, signs, displays, fixtures and other items of personal property owned by Debtor;

(2) All trade names, trademarks, copyrights, franchises, franchise rights, licenses, general intangibles, and permits owned by, held by or accruing to the benefit of Debtor;

(3) All accessions, accessories, and appurtenances to any of the Collateral;

(4) All improvements, extensions, alterations, substitutions, replacements, renewals, and rights belonging or in any way appertaining to all or any part of the Collateral or acquired for use in connection therewith;

(5) All right, title, and interest of Debtor to and under all leases or agreements now existing or hereafter entered into for the use, occupancy, or sale of the whole or any part of the Collateral;

(6) All proceeds payable or to be payable under each policy of insurance relating to the whole or any part of the Collateral;

(7) All proceeds arising from the taking, conveyance, or sale of all or any part of the Collateral (or any interest therein or right accruing thereto) as a result of (or in lieu or anticipation of) any public or quasi-public use under any law or the exercise of the right of appropriation, confiscation, condemnation, or eminent domain; and

(8) Without limiting any other description of the Collateral, all rights, rents, revenues, income, issues, benefits, leases, contract rights, general intangibles, chattel paper, money, instruments, documents, files, computerized or other records, books, ledger sheets, executory contract rights, rights as an unpaid vendor (including the rights to stop goods in transit, to replevy, and to reclaim), tenements, hereditaments, and appurtenances now or hereafter owned by Debtor and appertaining to, generated from, arising out of, or belonging to any of the Collateral, and all products and proceeds thereof.

Section 3.02. After-Acquired Collateral. All property acquired by Debtor after the date of this Agreement that by the terms hereof is required or intended to be subjected to the security interest granted or renewed by this Agreement will, immediately upon the acquisition thereof and without further mortgage, conveyance, or assignment, become subject to the lien of this Agreement as fully as though now owned by Debtor and specifically described herein. Nevertheless, Debtor will do all such further acts and will execute, acknowledge, and deliver all such further conveyances, mortgages, financing statements, and assurances as Secured Party reasonably requires for accomplishing the purposes of this Agreement, including delivery of Collateral to Secured Party's possession if required below.

Section 3.03. Proceeds of Collateral. The inclusion of proceeds as part of the Collateral does not authorize Debtor to sell any of the Collateral without Secured Party's prior written consent, except for inventory sold in the ordinary course of Debtor's business.

Section 3.04. Disposition or Replacement of Collateral. Debtor shall not sell, lease, rent or otherwise dispose of any item of the Collateral without Secured Party's prior written consent, except for inventory sold in the ordinary course of Debtor's business, unless Debtor replaces such item of Collateral with other Collateral of equal or greater value. Debtor may, without Secured Party's consent, dispose of Collateral which has no value due to obsolescence.

Part IV. Debtor's Payment Obligations

Section 4.01. Promise To Pay. Debtor will pay Secured Party, in accordance with the terms of such Indebtedness and the terms of this Agreement, all sums that may become due pursuant to the Indebtedness and all renewals, rearrangements, increases, decreases, or extensions of any such Indebtedness. Debtor will pay Secured Party on demand the entire unpaid indebtedness, whether created or incurred pursuant to this Agreement or otherwise, on any default under Part VI below.

Section 4.02. Indebtedness. The Indebtedness includes (but is not limited to):

(1) All indebtedness arising pursuant to any loan agreement, debenture (convertible or otherwise), promissory note, financing arrangement, or document between Debtor and Secured Party;

(2) All other obligations of Debtor to Secured Party, whether now existing or later arising, whether joint or several, whether direct or indirect, whether absolute or contingent, and whether due or to become due, and however created (whether by promissory note, endorsement, guaranty, overdraft, letter of credit, reimbursement agreement, financing agreement, financing arrangement, or otherwise);

(3) All renewals, extensions, increases, decreases, or rearrangements of all or any part of the foregoing indebtedness or obligations;

(4) Secured Party's court costs and reasonable attorney's fees if all or any of the Indebtedness is not paid on demand when due or if this Agreement is enforced by suit or through probate, bankruptcy, or other judicial proceedings; and

(5) Any and all advancements made under this Agreement or otherwise by the Secured Party on behalf of Debtor or to protect, secure, insure or otherwise affect the Collateral, or any part thereof.

Section 4.03. Proceeds of Collateral. Debtor will account fully and faithfully to Secured Party for proceeds from disposition of the Collateral in any manner and will pay or turn over promptly (in the form received by Debtor, whether cash, negotiable instruments, drafts, assigned accounts, chattel paper, or otherwise) all proceeds from each sale, to be applied to the Indebtedness, subject to final payment or collection if other than cash. Application of such proceeds to the Indebtedness will be in the sole discretion of Secured Party, provided such application of proceeds is made by Secured Party in a reasonable manner. Nothing herein is intended to nor shall it be construed to require Secured Party to accept any item other than cash in payment of the Indebtedness.

Section 4.04. Secured Party's Expenses. Debtor will be liable for, and will pay Secured Party on demand, all expenses (including reasonable attorney's fees and other legal costs incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies under this Agreement or the obligations secured hereby), plus interest thereon after demand at the lower of (1) eighteen percent (18%) per year or (2) the highest rate of non-usurious interest then allowed by law.

Part V. Representations, Warranties, and Agreements

Section 5.01. No Prior Lien. Debtor represents and warrants to Secured Party that, except as set forth in paragraph 2.03 hereof, and except as set forth below, no financing statement, collateral transfer or assignment, or any other instrument of encumbrance covering all or any part of the Collateral or its proceeds is on file in any public office and there is no lien, security interest, or encumbrance in or on the Collateral.

Section 5.02. Location of Collateral. At Secured Party's request, Secured Party will retain possession of all instruments and chattel paper wholly or partly owned by Debtor, and Debtor will deliver all such Collateral to Secured Party immediately upon acquiring rights in it. All other types of the Collateral will be kept, at Debtor's risk of loss, at the address shown for the real property. Secured Party may inspect the Collateral at any time. Except as may be required in the ordinary course of Debtor's business, no Collateral will be removed from such locations (except vehicles or inventory sold in the ordinary course of Debtor's business) unless Debtor notifies Secured Party in writing and Secured Party consents in writing in advance of its removal to another location.

Section 5.03. Use of Collateral. Until default, Debtors may use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon. Secured Party's security interest will attach to all proceeds of sales and other dispositions of the Collateral. Debtor will not sell, lend, rent, lease, encumber, or otherwise dispose of the Collateral or any interest therein except as authorized in this Agreement or in writing in advance by Secured Party or as may be required in the ordinary course of Debtor's business.

Section 5.04. Taxes, Liens, Etcetera. Debtor will pay prior to delinquency all taxes, charges, liens, and assessments against all or any of the Collateral (provided, priority and equal liens described in paragraph 2.03 above are allowed and permitted). Should Debtor fail to do so, Secured Party at its option may pay any of them and will be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment will become part of the Indebtedness and will be paid to Secured Party by Debtor immediately and without demand, with interest thereon, at the rate stated above, from the date incurred by Secured Party until the date reimbursed. Debtor will defend the Collateral and its proceeds against the claims and demands of all persons.

Section 5.05. Insurance. Debtor will maintain insurance at all times with respect to all tangible Collateral against risk of fire, risk of theft, and such other risks as Secured Party may require, including extended coverage. Such insurance policies as they relate to assets of the Company located in the United States will contain a standard mortgagee's endorsement providing for payment to Secured Party of any loss of or damage to the Collateral in accordance with Secured Party's lien priority. All policies of insurance on United States based assets will provide that the insurer will give Secured Party written notice of cancellation at least thirty days before canceling such insurance or before such insurance expires. Debtor will furnish Secured Party evidence of compliance with the foregoing insurance provisions at any time Secured Party may request it. Secured Party may act as attorney-in-fact for Debtor or either of them in obtaining, adjusting, settling, and canceling such insurance and in endorsing any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds of such insurance that it may receive in payment on account of the Indebtedness, whether due or not.

Section 5.06. Protection of Security Interest. At its own expense, Debtor will do, make, procure, execute, and deliver all acts, things, writings, and assurances as Secured Party may at any time request to protect, assure, or enforce Secured Party's interests, rights, and remedies created by, provided in, or emanating from this Agreement; provided, Secured Party will pay its own legal fees incurred in connection with negotiating and documenting this transaction. Debtor will sign and execute any financing statement or other writing, will procure any document, and will pay all connected costs necessary to protect the security interest under this Agreement against the rights or interests of third persons.

Section 5.07. Proceeds of Collateral. Debtor will at all times keep the proceeds of the Collateral separate and distinct from other property of Debtor and will keep accurate and complete records of the Collateral and its proceeds.

Section 5.08. Title to Collateral. Debtor represents and warrants to Secured Party (1) that Debtor has good and marketable title to the Collateral as its respective interest may appear and (2) that Debtor has the right to transfer all interest therein.

Section 5.09. Security Agreement As Financing Statement. Secured Party may file this Agreement with the Texas Secretary of State or any other public official or in any public record. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering all or any part of the Collateral will be sufficient as a financing statement.

Section 5.10. Waiver of Notice. Except as otherwise provided in this Agreement or by law, Debtor hereby waives demand, protest, notice of intent to accelerate, notice of acceleration, notice of any action taken by Secured Party in connection with the Indebtedness, and all other notices.

Section 5.11. Action Affecting Indebtedness or Collateral. No renewal, extension (whether an extension of the time of payment or otherwise), increase, decrease, rearrangement, or modification of all or any of the Indebtedness, no release of Debtor as to all or any of the indebtedness, and no delay or omission in exercising any right or power with respect to all or any of the Indebtedness or with respect hereto will in any manner impair or affect Secured Party's rights hereunder. Debtor hereby consents to (1) any indulgence of Secured Party, (2) any substitution for, exchange of, or release of the Collateral, in whole or in part, and (3) the addition or release of any person liable on the Indebtedness or the Collateral.

Part VI. Events of Default

Section 6.01. Events of Default. Debtor will be in default under this Agreement upon the happening of any condition or event stated below (herein called an "Event of Default"):

(1) Debtor fails to pay any of the Indebtedness when due;

(2) Debtor defaults in the punctual performance of any obligation, covenant, term, or provision contained or referred to in this Agreement or in any note secured hereby or in any other note, obligation, undertaking, agreement or instrument between Debtor and Secured Party;

(3) Any warranty, representation, or statement contained in this Agreement or made or furnished to Secured Party by or on behalf of Debtor in connection with this Agreement or to induce Secured Party to make a loan to Debtors proves to have been false in any material respect when made or furnished;

(4) There occurs any loss, theft, substantial damage, destruction, sale (except as authorized in this Agreement), or encumbrance (except as authorized in this Agreement) to or of any material portion of the Collateral or the making of any levy, seizure, or attachment thereof or thereon;

(5) An "Event of Default" occurs as defined in any debenture, loan agreement, note, security agreement, deed of trust, assignment or other agreement or document affecting Debtor.

Part VII. Secured Party's

Rights and Remedies Regardless of Default

Section 7.01. Assignment of Secured Party's Rights. Secured Party may from time to time assign this Agreement, Secured Party's rights hereunder, or all or any part of the Indebtedness. In any such case, the assignee will be entitled to all rights, privileges, and remedies granted to Secured Party by this Agreement, and Debtor will not assert against the assignee any claim or defense it may have against Secured Party, except those granted in this Agreement.

Section 7.02. Inspection of Collateral. Secured Party may enter upon Debtor's premises at any reasonable time to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor will assist Secured Party in making any such inspection.

Section 7.03. Protection and Preservation of Collateral. At its option, Secured Party (1) may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral; (2) may pay for the insurance on the Collateral; and (3) may pay for the maintenance and preservation of the Collateral. Debtor will be jointly and severally liable, and will reimburse Secured Party on demand, for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization, plus interest thereon at the rate stated in Section 4.04 above.

Part VIII. Secured Party's

Rights and Remedies In Event of Default

Section 8.01. Acceleration, Repossession, and Sale. On the occurrence of an Event of Default or at any time thereafter, Secured Party may, at its option, declare all or any part of the Indebtedness to be immediately due and payable and will have the rights and remedies of a secured party under the Texas Business and Commerce Code, including (but not necessarily limited to) the right to take possession of and sell, lease, or otherwise dispose of any or all of the Collateral in a commercially reasonable manner. For that purpose Secured Party may enter upon any premises where the Collateral or any part thereof may be situated and may remove the Collateral therefrom.

Section 8.02. Accounts. On the occurrence of an Event of Default or at any time thereafter, Secured Party may take possession of all books, records, and accounts relating to or constituting the Collateral and, without interference from Debtor, may exercise any and all rights that Debtor has with respect to the management, possession, protection, or preservation of the accounts, including the right to collect such accounts and apply the proceeds thereof to the Indebtedness. Such rights include (but are not necessarily limited to) the right to notify the account debtors to make payment directly to Secured Party, the right to take control of all proceeds of any such accounts, and the right to compromise such accounts. Until such time as Secured Party elects to exercise such rights, Debtor is authorized, as Secured Party's agents, to collect and enforce such accounts. At any time that Secured Party may request, whether before default or afterward, Debtor will promptly provide Secured Party with a complete list of all accounts receivable, including as to each account the full name and address of the account debtor, the amount of the account, the date it was incurred and its due date, and the numbers of all invoices substantiating the account. Debtor and its representatives and agents will continue to have the right (at all reasonable times, as many times as Debtor desires, and at any location designated by Secured Party) to inspect and copy any and all books, records, and accounts of which Secured Party takes possession and any and all books, records, and accounts created by or coming into the possession, custody, or control of Secured Party.

Section 8.03. Assembly of Collateral. Secured Party may require Debtor to assemble all or any of the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to the parties.

Section 8.04. Notice of Sale. On the occurrence of an Event of Default or at any time thereafter, Secured Party may, in its discretion, sell for cash and assign and deliver all or any of the Collateral then covered by this Agreement in a commercially reasonable manner at public or private sale without notice or advertisement other than as required by the Texas Business and Commerce Code or may cause all or a part of the Collateral to be sold at judicial sale after judgment in any court of competent jurisdiction. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of (1) the time and place of any public sale thereof or (2) the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Debtor at the mailing address stated herein at least ten calendar days before the time of the sale or disposition.

Section 8.05. Expenses of Repossession or Sale. Expenses of retaking, holding, preparing for sale, selling, or the like will include Secured Party's reasonable attorney's fees and legal expenses. Debtor will be liable for, and on demand will pay, such expenses plus interest thereon at the rate stated in Section 4.04 above. Debtor will remain liable for any deficiency remaining on the Indebtedness after disposition of the Collateral.

Section 8.06. Power of Attorney. Secured Party is hereby authorized to, and may execute, sign, endorse, transfer, or deliver, in the name of Debtor, all notes, checks, drafts, or other instruments for the payment of money and all receipts, certificates of origin, applications for certificates of title, or any other documents necessary to evidence, perfect, or realize upon the security interest and obligations created by this Agreement. Debtor does further hereby grant and give to Secured Party the right and authority to and does hereby appoint Secured Party as its attorney in fact to execute, sign, deliver or otherwise note any and all liens arising hereunder on any and certificates of title or other certificates or documents of title notating liens of lender thereon all in the name of Debtor. All of the powers, rights and authorities granted hereunder are coupled with an interest and are irrevocable.

Section 8.07. Compromise and Settlement. On the occurrence of an Event of Default or at any time thereafter, Secured Party may demand, sue for, collect, or make any compromise or settlement with reference to the Collateral as Secured Party chooses in its sole discretion.

Section 8.08. Notice and Cure. Debtor's failure to pay any installment of interest on or principal of, any of the Indebtedness or any fee, expense or other payment required hereunder or under the Indebtedness, shall only be deemed a default if not paid within ten days of the date such sums are due. All remedies due to any other default shall be postponed, and Debtor shall have thirty (30) days after written notice thereof is provided to the Debtor to cure any such default.

Part IX. Additional Agreements

Section 9.01. Gender and Number. In this Agreement any gender will be construed as any other gender, and any number (singular or plural) as any other number, as the context may require.

Section 9.02. Parties Bound. "Secured Party" and "Debtor," as used in this Agreement, include any heir, personal representative, successor, representative, receiver, trustee, custodian, or assign of any of such parties.

Section 9.03. Captions. The part and section captions appearing in this Agreement are for convenience only and will not be given any substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

Section 9.04. Other Defined Terms. Any term that is used in this Agreement that is defined in Chapters 1-9 of the Texas Business and Commerce Code (the Texas enactment of the Uniform Commercial Code) is used with the meaning as defined in such chapters.

Section 9.05 Governing Law Venue. This Agreement will be governed by the law of the State of Texas in force as of the effective date of this Agreement. The obligations of Debtor to pay the Indebtedness and otherwise performance obligations are made and performable in Corpus Christi, Nueces County, Texas and venue is laid in Corpus Christi, Nueces County, Texas for all purposes.

Section 9.06. Cumulation of Remedies. Secured Party's remedies under this Agreement are cumulative. The exercise of any one or more of the remedies provided in this Agreement will not be construed as waiving any other remedy of Secured Party. Secured Party may exercise any two or more remedies (whether existing under this Agreement, by law, or otherwise) simultaneously or sequentially.

Section 9.07. Severability. If any one or more of the provisions contained in this Agreement is for any reason held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement.

Section 9.08. Additional Benefits. The liens, rights, remedies and interests hereunder made are given and the obligation and indebtedness hereby secured are in addition to and in furtherance of and not in lieu of extinguishment of all rights, remedies, interests, liens and obligations of or given by Debtor to or for the benefit of Secured Party; however, the same may have arisen or been created. This agreement is not intended to and shall not be construed to waive or release any lien claim or obligation presently existing against Debtor or any other party.

EXECUTED by Debtor on April 5, 2001.

EXECUTED by Debtor on April 5, 2001.
TOR MINERALS INTERNATIONAL, INC.
BY:______________________
RICHARD L. BOWERS
PRESIDENT AND COO
EXECUTED by Secured Party on April 5, 2001.
PAULSON RANCH, LTD.
By: PAULSON RANCH MANAGEMENT, LLC
BY:______________________
BERNARD A. PAULSON
MEMBER